EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Banknorth Group, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467, 333-46367, 333-49999, 333-70095, 333-72909, 333-36834, 333-61436, 333-72692, 333-97311, 333-102331, 333-103312 and 333-104693), on Form S-3 (No. 333-81980) and on Form S-4 (No. 333-61757) of Banknorth Group, Inc. of our reports, dated February 25, 2005, with respect to the consolidated balance sheets of Banknorth Group, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Banknorth Group, Inc.

/s/ KPMG LLP

Boston, Massachusetts
February 25, 2005